Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement (No. 333-162181) on Form S-3 of Bolt Technology Corporation of our reports dated September 3, 2009, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2009.

/s/ McGladrey & Pullen, LLP
Stamford, Connecticut
December 1, 2009